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                                                                      Exhibit 31

                      CERTIFICATION OF LAURA L. MOUNTCASTLE

I, Laura L. Mountcastle, certify that:

         1. I have reviewed this quarterly report on Form 10-Q of Consumers Funding LLC;

         2. To the best of my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

         3. To the best of my knowledge, the financial statements included in this quarterly report provide the financial information required to be provided to the trustee under the governing documents of Consumers Funding LLC; and

         4. Consumers Energy, as Servicer under the Securitization bonds, has complied with its servicing obligations and minimum servicing standards.


        Date:  May 7, 2004             By   /s/ Laura L. Mountcastle
                                             -------------------------
                                             Laura L. Mountcastle
                                             President, Chief Executive Officer,
                                             Chief Financial Officer and
                                             Treasurer


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